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                                                                    EXHIBIT 23.1


[PRICEWATERHOUSECOOPERS LOGO]
________________________________________________________________________________
                                                      Paseo de la Castellana, 43
                                                      28046 Madrid
                                                      Tel. +34 915 684 400
                                                      Fax  +34 913 083 566






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 25, 2004 relating to the financial statements and financial statement schedule I, of Telvent GIT, S.A. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers Auditores, S.L.



/s/ PricewaterhouseCoopers


Madrid, Spain
October 18, 2004


PricewaterhouseCoopers Auditors, S.L. - R.M. Madrid, hoja 87.250-1, folio 75, tomo 9.267, libro 8.054, seccion 3a inscrita en el R.O.A.C. con el numero S0242
- CIF: B-79031290